UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 21, 1998
                                                        ------------------


             PAINE WEBBER INCOME PROPERTIES FIVE LIMITED PARTNERSHIP
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                             0-12087                  04-2780287
--------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)         File Number)         Identification No.)


265 Franklin Street, Boston, Massachusetts                         02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code  (617) 439-8118
                                                    --------------

            (Former name or address, if changed since last report)

                                   FORM 8-K
                                CURRENT REPORT

           PAINE WEBBER INCOME PROPERTIES FIVE LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

   CARRIAGE HILL VILLAGE APARTMENTS, Randallstown, Maryland

   Disposition Date - September 21, 1998

     On September 21, 1998, Randallstown Carriage Hill Associates and Signature Partners LLC, a joint venture and a limited liability company in which Paine Webber Income Properties Five Limited Partnership ("the Partnership") had interests, sold the property known as Carriage Hill Village Apartments and adjoining land located in Randallstown, Maryland, to unrelated third parties, Castle Venturers Limited and Company Motors Corporation, for an aggregate sale price of $37,350,000. The Partnership received net proceeds of approximately $8,481,000 after the receipt of a credit of $1,168,000 for property adjustments and escrows held by the Department of Housing and Urban Development (HUD) for tenant security deposits, real estate taxes, property insurance and replacement reserves, and after deducting closing costs of approximately $757,000, the assumption of the existing first mortgage loan of $27,298,000 and a payment of approximately $1,982,000 to the Partnership's co-venture partner for its share of the sales proceeds in accordance with the joint venture agreement. Of the total proceeds received by the Partnership of $8,481,000, as discussed further below, $4 million represented a reimbursement of funds originally advanced to buy out the selling co-venture partner's interest in the Carriage Hill joint venture on June 23, 1998. The Partnership had borrowed the $4 million required to complete the buyout of the selling partner's interest from an affiliate of the Managing General Partner. The $4 million related party loan was repaid on September 11, 1998 from the Partnership's share of the net proceeds from the sale of the Greenbrier Apartments.

      As discussed further in the Partnership's Quarterly Report on Form 10-Q for the period ended June 30, 1998, on June 23, 1998 the Partnership and its original co-venture partner, JBG/Carriage Hill Village Limited Partnership, purchased the 50% interest of its other co-venture partner, Signature Carriage Hill Village Apartments Limited Partnership ("Signature"), in the Randallstown Carriage Hill Associates Joint Venture (the "Joint Venture"). The Partnership had held a 40% interest and the original co-venture partner had held a 10% interest in the Joint Venture prior to this transaction. The Partnership contributed $4,048,000 and the original co-venturer contributed $1,012,000 to complete the purchase of the other partner's interest. After the purchase, the Partnership held an 80% interest and the original co-venture partner held a 20% interest. On March 19, 1998, the Partnership was notified by Signature that it would be exercising the "buy/sell" provision in the Joint Venture agreement. Under the terms of this provision, this co-venturer, which was admitted to the Joint Venture as part of a 1988 restructuring transaction, had to propose a price at which it would either purchase the other partners' interests in the Venture or agree to the sale of its interest in the Venture to the other partners. The Partnership and its original co-venture partner in the Carriage Hill Joint Venture had 45 days to decide whether to sell their interests to the exercising partner or acquire the interest of the exercising partner at the specified gross sale price for the Venture's assets of approximately $33.3 million. At an equivalent gross sale price of $33.3 million, the net proceeds to the Partnership for the sale of its interest would have been approximately $700,000 after the assumption of the outstanding first mortgage debt of $27.4

                                   FORM 8-K

                                CURRENT REPORT

           PAINE WEBBER INCOME PROPERTIES FIVE LIMITED PARTNERSHIP


million, the exercising partner's preferred investment return of approximately $5 million and the original co-venturer's share of the proceeds of $200,000. After a thorough review and analysis, the Partnership and the original co-venturer notified the exercising partner on May 1, 1998 of their decision to buy its interest for approximately $5 million in cash.

     Because the Partnership believed that improvements in the apartment segment of the real estate market would allow the Partnership to achieve a higher net sale price now than may be possible in the future, the Partnership and its remaining co-venture partner held discussions concerning the near-term sale of the Carriage Hill Apartments immediately after completing the purchase of the selling partner's interest in June 1998. Subsequently, the Partnership and its co-venture partner selected a national real estate firm with a strong background in selling apartments. Preliminary sale materials were then finalized and extensive sale efforts began in late June 1998. As a result of those efforts, ten offers were received. After completing an evaluation of the offers and the relative strength of the prospective purchasers, the Partnership and its co-venture partner selected an offer. On July 24, 1998, a purchase and sale agreement was signed and a non-refundable deposit of $1,000,000 was made by the prospective purchasers. The Carriage Hill sale allowed the Partnership to return approximately $3.7 million more in net sale proceeds and property escrows, after the return of the $4,000,000 buyout advance, than the $700,000 the Partnership would have received had it not acquired the selling co-venture partner's interest. Because the Partnership expects to receive final documentation in early November 1998 from HUD for the assumption of the HUD first mortgage loan by the Carriage Hill Apartments buyer, a special capital distribution is expected to be sent by December 1, 1998 from the sale of Carriage Hill Apartments in the amount of approximately $240 per original $1,000 investment, or $8,383,000.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

      (1) Purchase and Sale Agreement by and between Randallstown Carriage Hill Associates and Signature Partners, LLC, collectively "Seller", and Castle Ventures Limited, dated July 24, 1998.

      (2) Special Warranty Deed by and between Randallstown Carriage Hill Associates and Castle Ventures Limited, dated September 16, 1998.

      (3) Bill of Sale and Assignment by Randallstown Carriage Hill Associates in favor of Castle Ventures Limited, dated September 16, 1998.

      (4) Closing Statement between Castle Venturers, Ltd. and Company Motors Corp. Acquisition from Randallstown Carriage Hill and Signature Partners, LLC, dated September 16, 1998.

                                   FORM 8-K

                                CURRENT REPORT

           PAINE WEBBER INCOME PROPERTIES FIVE LIMITED PARTNERSHIP





                                  SIGNATURE



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


           PAINE WEBBER INCOME PROPERTIES FIVE LIMITED PARTNERSHIP
           -------------------------------------------------------
                                 (Registrant)




                            By: /s/ Walter V. Arnold
                                --------------------
                                Walter V. Arnold
                                Senior Vice President and
                                Chief Financial Officer







Date:  October 5, 1998

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN
                    RANDALLSTOWN CARRIAGE HILL ASSOCIATES and

                           SIGNATURE PARTNERS, L.L.C.
                            (collectively, "SELLER")

                                       AND

                 CASTLE VENTURES LIMITED, A New York Corporation
                                    ("BUYER")

                              TABLE OF CONTENTS

                                                                         Page
                                                                         ----

ARTICLE 1   DEFINITIONS                                                   4

ARTICLE 2   PURCHASE AND SALE                                             5

ARTICLE 3   PURCHASE PRICE; DEPOSIT; ADJUSTMENTS                          5

ARTICLE 4   PRECLOSING OPERATION                                          8

ARTICLE 5   ACCESS, INSPECTION, DILIGENCE                                 9

ARTICLE 6   TITLE AND SURVEY                                             12

ARTICLE 7   CLOSING                                                      14

ARTICLE 8   CASUALTY AND CONDEMNATION                                    16

ARTICLE 9   BROKERAGE COMMISSIONS                                        17

ARTICLE 10   DEFAULT, TERMINATION AND REMEDIES                           17

ARTICLE 11   REPRESENTATIONS AND WARRANTIES                              18

ARTICLE 12   MISCELLANEOUS                                               20

ARTICLE 13   IRS FORM 1099-S DESIGNATION                                 23

SCHEDULE A        Legal Description
SCHEDULE A-1      Legal Description of Additional Land
SCHEDULE B        Personal Property and Intangible Property
SCHEDULE C        Rent Roll
SCHEDULE D        1099 Designation Agreement
SCHEDULE E        Form of Earnest Money Escrow Instructions
SCHEDULE F        Form of Post-Preliminary HUD Approval Closing Escrow
                    Instructions

                          Purchase and Sale Agreement

      This Purchase and Sale Agreement (this "Agreement") is entered into as of July 24, 1998 by and between Seller and Buyer, upon the following terms and conditions:

                                    ARTICLE 1

                                   DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

Additional Land:        The land more particularly described in Schedule A-1
---------------         attached hereto

Buyer:                  Castle Ventures Limited, a New York corporation
------

Deposit:                See Section 3.1
-------

Escrowed Amount:        See Section 3.1
---------------

Lender:                 GMAC Commercial Mortgage Corporation.
-------

Loan Documents:   That certain Deed of Trust Note in the original principal
--------------    amount of $27,882,600, dated as of June 1, 1995 made by
                  Randallstown Carriage Hill Associates in favor of Lender
                  secured by: (x)  that certain Deed of Trust dated as of even date therewith encumbering the Real Property, (y) that
                  certain Security Agreement dated as of even date therewith by and among Randallstown Carriage Hill Associates, Lender and HUD and (z)  any and all other documents executed in
                  connection therewith.


Personal Property: The personal and intangible Property, if any, ----------------- described in Schedule B attached hereto

Property:         The Real Property and Personal Property known as Carriage
--------          Hill Village Apartments and Additional Land

Purchase Price:   $37,350,000
--------------

Real Property:    The land, as more particularly described in
-------------     Schedule A attached hereto, and the buildings, structures, improvements and fixtures (collectively the "Improvements") now located thereon and the rights appurtenant thereto

Seller:           Randallstown Carriage Hill Associates, a Maryland general
------            partnership and Signature Partners, L.L.C, a Maryland limited liability company

Title Company:    Chicago Title Insurance Company
-------------

                                    ARTICLE 2

                                PURCHASE AND SALE

      2.1. In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.

      2.2. This Agreement and the transactions contemplated herein are expressly conditioned upon preliminary approval by HUD of the transaction as set forth in Form HUD 92266, Application for Transfer of Physical Assets, and supporting documentation submitted to HUD ("Preliminary HUD Approval"). No transfer of any interest in the project (which is a portion of the Property) under this Agreement shall be effective prior to such HUD approval. Buyer will not take possession of the project nor assume the benefits of project ownership prior to such approval by HUD. The Buyer, his heirs, executors, administrators or assigns, shall have no right upon any breach by Seller hereunder to seek damages, directly or indirectly, from the FHA project which is the subject of this Agreement, including from any assets, rents, issues or profits thereof, and Buyer shall have no right to effect a lien upon this project (or the Property) or the assets, rents, issues or profits thereof. Buyer will not take possession or control of the project prior to approval by HUD.

                                    ARTICLE 3

                      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 Deposit. Contemporaneously with the execution of this Agreement, Buyer shall deposit with the Title Company the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) in immediately available funds (the "Deposit") to secure Buyer's obligations under this Agreement. The Title Company shall hold the Deposit in a segregated interest bearing money market account with an FDIC insured bank reasonably acceptable to Buyer and Seller. The Deposit and all interest accrued on the Deposit (collectively, the "Escrowed Amount") shall be maintained by the Title Company in such account or accounts until the Title Company is required to cause the Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement and the Earnest Money Escrow Instructions attached hereto as Schedule E.

      3.2 Purchase Price. The Purchase Price shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) as follows:

            (a) $27,400,000 or such lower amount to reflect the then outstanding principal balance under the Note (as hereinafter defined) (the "Debt Balance") by assuming Seller's obligations under the Loan Documents (as hereinafter defined) (the "Debt Balance") by assuming (i) that certain Deed of Trust Note (the "Note") in the original principal amount of $27,882,600.00 dated as of June 1, 1995 payable to the order of GMAC Commercial Mortgage Corporation (the "Lender"), (ii) that certain Deed of Trust (the "Deed of Trust") of even date with the Note, (iii) that certain Regulatory Agreement (the "Regulatory Agreement") of even date with the Note, and (iv) all other documents and instruments executed and delivered in connection with the Note (the Note, the Deed of Trust, the Regulatory Agreement and all such documents evidencing, relating to or executed in connection with the loan (the "Loan") evidenced by the Note are collectively referred to herein as the "Loan Documents"); and

            (b) an amount equal to the Purchase Price less the Debt Balance by wire transfer of immediately available federal funds; provided, however, that the immediately available funds portion of the Purchase Price shall be subject to adjustment to reflect application of the Escrowed Amount and such other adjustments herein contained.

      3.3 Tax Proration. All due and payable real estate taxes attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, with a further adjustment to be made after the Closing Date as soon as the tax figures are finalized. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys' and consultants' fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent shall not be unreasonably withheld, conditioned or delayed. After the Closing, Buyer shall be responsible for and control any tax protests or proceedings for any period for which taxes are adjusted between the parties under this Agreement and for any later period. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other.

      3.4 Contract Proration. Prepaid or past due amounts under any Contracts (as hereinafter defined) which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 Utility Proration. To the extent reasonably feasible, the Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor. The Seller shall provide notice to the Buyer within five (5) days of the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date. If the meters cannot be read as of the Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available.

      3.6 Income and Expense Proration. Collected rents for the then current and any future period, security deposits which have not been previously applied by Seller, prepaid rentals, interest under the Loan Documents, and all expenses and other charges in connection with the operation of the Property shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain or if transferred to Buyer receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined). Seller shall receive a credit for the full amount of any escrows or reserves held by or on behalf of Lender. In addition to the foregoing, at Closing the Purchase Price shall be increased by the amount of uncollected or past due rent.

      3.7 Closing Costs.  Seller shall pay (a) its legal fees and expenses,  (b)
50% of the escrow fees of the Title Company and (c) any assumption fee contemplated pursuant to the terms of the existing Loan Documents which is payable to Lender in connection with the assumption of the Loan by Buyer. Buyer shall pay all other costs in carrying out the transactions contemplated hereunder, including, without limitation, (i) 50% of the escrow fees of the Title Company, (ii) charges to record the deed, and evidence of Buyer's existence or authority, (iii) Buyer's legal fees and expenses, (iv) all costs related to the Buyer's inspection and due diligence, (v) the cost of an owner's title policy and a new Lender's policy or any required endorsements to the Lender's existing policy, (vi) the cost of the survey, (vii) all costs and expenses in connection with the assumption of the Loan (including, but not limited to the title costs and legal costs but not including any assumption fee contemplated pursuant to the terms of the existing Loan Documents) and (viii) all state, county or other taxes associated with the transfer of the property and the assumption of the Loan Documents.


                                    ARTICLE 4

                              PRECLOSING OPERATION

      4.1 Leases. A rent roll containing a list of all current occupants of the Property is attached hereto as Schedule C. The leases with the occupants listed on the rent roll (each a "Lease"), together with leases entered into pursuant to this Article 4 are collectively referred to herein as the "Leases".

      4.2 Conduct of Business. At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured.

      4.3 Contracts. Seller shall make copies of all service, supply, equipment rental, management, operating and leasing contracts (collectively, the "Contracts") affecting the Property available for Buyer to review promptly after the date hereof. On or before the tenth Business Day after the date hereof, Buyer shall provide written notice to Seller of the Contracts that Buyer desires to have terminated by Seller, and Seller will terminate the Contracts so identified at or before Closing, provided that such Contracts may be terminated without cost or liability to Seller and if there is cost or liability to Seller, Buyer shall be responsible for any such liability which, if monetary in nature shall be adjusted for at Closing by providing a credit to Seller and shall otherwise be addressed pursuant to an indemnification agreement in form and substance acceptable to Seller. At Closing, Seller shall assign and Buyer shall assume the Contracts, except those Contracts which Seller has agreed to terminate. Buyer and Seller shall indemnify, defend and hold the other harmless from and against any and all claims under the Contracts which relate to its respective period of ownership. Notwithstanding the foregoing, Seller's existing management contract and exclusive brokerage contract for the Property shall be terminated by Seller effective as of the Closing Date.


                                    ARTICLE 5

                          ACCESS, INSPECTION, DILIGENCE

      5.1 Access. Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property during normal business hours upon reasonable advance written or telephonic notice to Seller and make such reasonable, nondestructive investigations, studies and tests including, without limitation, surveys and engineering studies as Buyer deems necessary or advisable, provided, however, that Buyer shall not be permitted to conduct physical testing without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller's prior written consent for physical inspections or testing may be conditioned upon receipt of a detailed description of the proposed physical inspection or testing, a list of contractors who will be performing the physical inspection or testing, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection or testing. Seller also agrees to make available to Buyer during normal business hours for review and copying at Buyer's expense upon advance written notice to Seller all books, records, plans, building specifications, contracts, agreements, or other instruments or documents contained in Seller's files relating to the construction, operation and maintenance of the Property including warranties.

      5.2 Additional Information. To the extent Seller has any studies, site analyses, certificates of occupancy, property tax information, permits, existing title insurance policies, existing surveys, existing zoning analyses, existing engineering reports and existing code compliance reports, Seller agrees to make the same available for review and copying at Buyer's expense by Buyer or its agents promptly after execution of this Agreement.

      Buyer acknowledges and agrees that any and all information, documents, surveys, studies and reports provided to Buyer are provided for informational purposes only and do not constitute representations or warranties of Seller of any kind.

      Buyer acknowledges that it has had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Buyer further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive closing hereunder. THE BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE BUYER "AS IS," "WITH ALL FAULTS," AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE PROPERTY INFORMATION, OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE PROPERTY INFORMATION. FURTHER, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, THE BUYER ACKNOWLEDGES AND AGREES THAT THE "PROPERTY INFORMATION" PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION THE BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) IS DELIVERED TO THE BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED HEREIN); AND THAT THE BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE CLOSING.

      5.4 Return of Documents. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all documents, plans, surveys, contracts, Leases and the like delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement. In addition, Buyer shall promptly deliver to Seller copies of all materials obtained in connection with Buyer's diligence. Return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of the obligations under this Section 5.4.

      5.5 Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Buyer shall not disclose to anyone other than its partners and financiers any information disclosed by Seller to Buyer which is not generally known by the public regarding Seller's operations and/or the Property. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any law or interpretation thereof or court order. This provision shall survive termination of this Agreement but shall terminate upon Close of Escrow. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and the Seller, respectively both as to timing and content.

      5.6 Indemnity. If any inspection or test disturbs any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens caused by Buyer or its agents or consultants and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable attorneys' fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.


                                    ARTICLE 6

                          TITLE SURVEY AND HUD APPROVAL

      6.1. Deed. On the Closing Date, Seller shall convey by good and sufficient special warranty grant deed to Buyer good and clear record and marketable fee simple title to all of the Real Property, Additional Land and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            i.    All Leases;

            ii. All zoning, building and other laws applicable to the Property;

            iii. All matters which arise after the date hereof which are agreed upon or consented to by Buyer;

            iv.   The Loan Documents;

            v. The lien, if any, for real estate taxes not yet due and payable; and

            vi. All matters of public record as of the date hereof.


      6.2. Lease Assignment. At the Closing, Seller shall assign the Leases to Buyer and Buyer shall assume Seller's obligations thereunder and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.

      6.3.  Lender and HUD Approval.

            i. Buyer acknowledges that Buyer and any property manager retained by Buyer must submit to HUD Form 92266 Application for Transfer of Physical Assets and supporting documents in connection with the proposed acquisition of the Property. Buyer agrees that it will commence and diligently prepare the same. Seller agrees to cooperate with Buyer in good faith in the preparation of the same.

            ii. Buyer agrees to submit a completed Form 92266 to HUD no later than ten business days after the date hereof. Failure to do so shall, ten business days after notice from Seller to Buyer, constitute a default by Buyer hereunder.

            iii. In the event that Buyer has submitted a Form 92266 to HUD and HUD has either: (1) refused to approve the transfer contemplated by this Agreement or (2) failed to approve such transfer within 100 days after the date hereof, then Seller may terminate this Agreement by written notice to Buyer and retain the Escrowed Amount and Buyer agrees to direct Title Company to release the Escrowed Amount to Seller.

            iv. Buyer agrees to cooperate in all respects with Seller's efforts to obtain Lender's consent, and to timely provide all documentation and information required by Lender in connection therewith. If Lender does not consent to the assumption of the Loan by Buyer, then Seller may terminate this Agreement by written notice to Buyer and retain the Escrowed Amount. Buyer agrees to direct Title Company to release the Escrowed Amount to Seller.

            v. In the event that Lender and HUD consent to the sale of the Property to Buyer and the assumption of the Loan by Buyer but condition such consent upon Seller remaining liable under the terms of the Loan Documents for matters occurring after the Closing Date, Seller may terminate this Agreement by written notice to Buyer, and retain the Escrowed Amount and Buyer agrees to direct Title Company to release the Escrowed Amount to Seller.

                                    ARTICLE 7

                        CONDITIONS PRECEDENT AND CLOSING

      7.1 Buyer's Conditions Precedent. In addition to any other conditions precedent in favor of Buyer as may be set forth elsewhere in this Agreement, Buyer's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Buyer to Seller.

            (i) Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

            (ii) The full assumption of the Loan by Buyer and the transfer of the Property shall have received Preliminary HUD Approval and the approval of Lender, and all conditions for the effectiveness of such assumption (but for the Closing) shall have been met; provided, however, if the condition precedent set forth in this Section 7.1(ii) is not satisfied, Buyer's sole remedy shall be to terminate this Agreement by notice in writing to Seller. Buyer acknowledges that in the event that it terminates this Agreement pursuant to this
            Section 7.1(ii), Seller shall be entitled to retain the Escrowed Amount and Buyer agrees to direct Title Company to release the Escrowed Amount to Seller.

            (iii) The form of the assumption documents being satisfactory to Buyer in their sole, but reasonable discretion.

      7.2 Seller's Conditions Precedent. In addition to any other conditions precedent in favor of Seller as may be set forth elsewhere in this Agreement, Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Buyer.

            (i) Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing.

            (ii) On the Closing Date, all of the representations of Buyer set forth in this Agreement shall continue to be true, accurate and complete.

            (iii) The full assumption of the Loan by Buyer and the transfer of the Property shall have received Preliminary HUD Approval and the approval of Lender, and all conditions for the effectiveness of such assumption (but for the Closing) shall have been met.

            (iv) The release by Lender of Seller from any and all obligations and liability under the Loan Documents and the form of the assumption and release documents being satisfactory to Seller in their sole, but reasonable discretion.


      7.3 Closing Date. The consummation of the purchase and sale contemplated in this Agreement (the "Closing") shall occur through an escrow closing arrangement as described in Schedule G attached hereto on the date that is five
(5) business days after receipt by Seller and Purchaser of Preliminary HUD Approval as to which date time shall be of the essence (the "Closing Date").

      7.4 Closing Deliveries. On the Closing Date, Seller shall deliver or cause to be delivered:

            (a) Duly executed and acknowledged special warranty deeds conveying the Real Property, Additional Land and the Improvements to Buyer;

            (b) A duly executed quitclaim bill of sale conveying the Personal Property to Buyer;

            (c) A duly executed assignment and assumption of leases (the "Assignment of Leases");

            (d) A duly executed assignment and assumption of Contracts being assumed, licenses, guaranties, warranties, permits and intangible property (the "Assignment of Contracts");

            (e) A certificate or certificates of non-foreign status from Seller;

            (f) Customary affidavits sufficient for the Title Company to delete any exceptions for mechanic's or materialmen's liens and parties in possession from Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

            (g) Duly executed instruments evidencing Preliminary HUD Approval and Lender's written consent to the sale of the Property to Buyer;

            (h) Such other instruments as Buyer, Lender or the Title Company may reasonably request to effectuate the transactions contemplated by this Agreement;

            (i) A counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted;

            (j) Evidence of Seller's authority to sell the Property reasonably satisfactory to Title Company;

            (k) Originals, or where unavailable, copies of Leases, operating information, Contracts, permits, warranties and financial information about the Property to the extent in Seller's possession;

            (l) Keys and similar  items,  to the extent in Seller's  possession;
      and

            (m) Notice Letters to tenants informing them of the Closing.

      7.5 Buyer's Deliveries. On the Closing Date, Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) The Purchase Price for the Property, as such Purchase Price may have been adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in Article 3;

            (b) Evidence in form and substance reasonably satisfactory to Title Company and Seller of Buyer's authority to purchase the Property;

            (c)   The Assignment of Leases;

            (d)   The Assignment of Contracts;

            (e) Duly executed assumption agreement regarding the Loan Documents and such other instruments as Lender may require in connection with the assumption of the Loan Documents;

            (f) Such other instruments as Seller or Title Company may reasonably request to effectuate the transactions contemplated by this Agreement; and

            (g) A counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of such amounts.


                                    ARTICLE 8

                            CASUALTY AND CONDEMNATION

      8.1 Casualty. If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty up to the amount of the Purchase Price, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements suffers damage in excess of $1,500,000 from fire or any other casualty which Seller, in its sole option, elects not to repair, to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      8.2 Condemnation. If any substantial portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "Eminent Domain Taking"), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten (10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other. If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed awards recovered or recoverable by Seller on account of such Eminent Domain Taking up to the amount of the Purchase Price, less any amounts reasonably expended by Seller in obtaining such award.

                                    ARTICLE 9

                              BROKERAGE COMMISSIONS

      Seller and Buyer each mutually represent and warrant to the other that they have not dealt with, and are not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement other than Insignia/ESG Capital Advisors (the "Broker"). Seller agrees to pay all commissions, payments and fees due to the Broker. Buyer agrees to indemnify, defend and hold Seller harmless from and against all liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finder's fees, commissions or other similar fees in connection with the transaction covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by Buyer or on Buyer's behalf. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finders' fees, commissions or other similar fees, including any claim made by the Broker, in connection with the transaction covered by this Agreement as such claims shall be based upon alleged arrangements or agreements made by Seller or on Seller's behalf. The covenants and agreements contained in this Article shall survive the termination of this Agreement or the Closing of the transaction contemplated hereunder.


                                   ARTICLE 10

                        DEFAULT, TERMINATION AND REMEDIES

      10.1 Seller's Default. In the event that Seller shall have failed in any material respect adverse to Buyer as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date or Seller defaults in its obligation to close hereunder, Buyer shall have the right to terminate this Agreement and receive the Escrowed Amount back from Seller, whereupon this Agreement shall terminate without further recourse. Buyer hereby waives and relinquishes any right to sue Seller for any reason whatsoever, except as expressly set forth in this Section 10.1, and agrees that Seller shall not be liable to Buyer for any actual, punitive, speculative, consequential or other damages for breach by Seller prior to the Closing, except for payment of the Escrowed Amount.

      10.2 Buyer's Default. In the event that Buyer shall have failed in any material respect adverse to Seller as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Title Company to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages.


                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

      11.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            (a) Buyer is a corporation, duly organized and in good standing under the laws of the State of New York, is qualified, or at the time of closing will be qualified, to do business in the State of Maryland and has the power and authority to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder. As of the date of this Agreement, Buyer has obtained all necessary corporate, partnership or other organizational authorizations required in connection with the execution and delivery of this Agreement.

            (b) Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer or any of Buyer's assets is bound;

            (c) Buyer has the financial resources to timely consummate the purchase and sale transaction contemplated by this Agreement;

            (d)   Buyer is not in any way affiliated with Seller;

            (e) Neither Buyer nor any affiliate of Buyer has defaulted under any financing provided by or insured by HUD, FHA or any other governmental entity and further knows of no reason why the transfer of the real property to and the assumption of the Loan Documents by Buyer would not be approved by either HUD or Lender.

      As a condition precedent to Seller's obligation to close the purchase and sale transaction contemplated in this Agreement, Buyer's representations and warranties contained herein must remain and be true and correct as of the Closing Date. Prior to the Closing Date, Buyer shall notify Seller in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 11.1 in any way inaccurate, incomplete, incorrect or misleading.

      11.2 Seller's Representations and Warranties. Seller represents and warrants to Buyer that Seller has the full right, power, and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement, and to perform all duties and obligations imposed on Seller under this Agreement, except to the limited extent, if any, specifically and expressly set forth in this Agreement.


                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Successors and Assigns. Buyer may only assign or transfer its rights under this Agreement, to an entity owned or controlled by Buyer or which owns or controls Buyer, or to any entity which acquires all or substantially all of the Buyer's assets, unless such assignment or transfer would affect the Lender's consent or timing of the Closing. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement. In addition, Buyer may assign its rights, but not its obligations under this Agreement to a qualified intermediary in connection with a like kind exchange.

      12.2 Notices. Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given (i) when delivered or refused if sent by hand during regular business hours, (ii) three (3) days after being sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, or (iii) on the next business day when sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Title Company shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Title Company.

(1)   If to Seller:

            c/o Paine Webber Properties Incorporated
            265 Franklin Street - 16th Floor
            Boston, MA 02110
            Attn: Mr. Rock D'Errico

and
            JBG/Carriage Hill Village Limited Partnership
            1250 Connecticut Avenue, NW
            Suite 500
            Washington, DC 20036
            Attn: Mr. Michael J. Glosserman


with a copy to:

            Goodwin, Procter & Hoar  LLP
            Exchange Place
            Boston, MA 02109
            Attn: Andrew C. Sucoff, Esq.

(2) If to Buyer:

            c/o Arbor National Commercial Mortgage, LLC
            333 Earle Ovington Boulevard, 9th Floor
            Uniondale, New York 11553

with a copy to:

            Jack L. Libert, Esq.
            377 Oak Street
            Garden City, NY 11530

(3) If to the Title Company:

            Chicago Title Insurance Company
            101 Federal Street
            Boston, MA


      12.3 Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      12.4 Captions. The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      12.5 No Other Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      12.6 Amendments. This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      12.7 Entire Agreement. This Agreement embodies the entire agreement between Seller and Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

      12.8 Applicable Law. This Agreement shall be construed under and in accordance with the laws of state in which the Property is located.

      12.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      12.10 [Intentionally Omitted]

      12.11 No Personal Liability. The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the partners of the Seller or of the officers, directors, shareholders, advisors or agents of Seller or Seller's partners or any of their successors.


                                   ARTICLE 13

                           IRS FORM 1099-S DESIGNATION

      In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Title Company (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.



                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                    SELLER:

                                    RANDALLSTOWN CARRIAGE HILL ASSOCIATES

                                    BY:   PAINE WEBBER INCOME PROPERTIES FIVE
                                          LIMITED PARTNERSHIP

                                          BY:   Fifth Income Properties Fund,
                                                Inc., Managing General Partner

                                                BY:  /s/ Rock M. D'Errico
                                                     --------------------
                                                      Name:  Rock M. D'Errico
                                                      Title:  Vice President

                                    BY:   JBG/CARRIAGE HILL VILLAGE LIMITED
                                          PARTNERSHIP

                                          BY:   JBG Real Estate Associates IV,
                                                Inc., General Partner


                                                BY:   /s/ Benjamin R. Jacobs
                                                      ----------------------
                                                      Name:  Benjamin R. Jacobs
                                                      Title:  President

                            SIGNATURE PARTNERS, LLC

                                    BY:   PAINE WEBBER INCOME PROPERTIES FIVE
                                          LIMITED PARTNERSHIP

                                          BY:   Fifth Income Properties Fund,
                                                Inc., Managing General Partner

                                                BY:  /s/ Rock M. D'Errico
                                                     --------------------
                                                      Name:  Rock M. D'Errico
                                                      Title:  Vice President


                                    BY:   JBG/CARRIAGE HILL VILLAGE LIMITED
                                          PARTNERSHIP

                                          BY:   JBG Real Estate Associates IV,
                                                Inc., General Partner


                                                BY:   /s/ Benjamin R. Jacobs
                                                      ----------------------
                                                      Name:  Benjamin R. Jacobs
                                                      Title:  President


                                    BUYER:

                                    CASTLE VENTURES LIMITED


                               By: /s/ Gary Milius
                                   ---------------
                                   Gary Milius
                                   President


                                 TITLE COMPANY:

                                    CHICAGO TITLE INSURANCE COMPANY


                                    By:  /s/ Sharon A. Sbordon
                                         ---------------------
                                          Name:  Sharon A. Sbordon
                                          Title:  Escrow Official

                             SPECIAL WARRANTY DEED


      THIS DEED, made this 16th day of September, 1998, by and between RANDALLSTOWN CARRIAGE HILL ASSOCIATES ("SELLER"), party of the first part; and, CASTLE VENTURES LIMITED ("BUYER"), party of the second part:

      WITNESSETH, that in consideration of the sum paid by the Buyer to the Seller, receipt of which is hereby acknowledged, and which the party of the first part certifies under the penalties of perjury as the actual consideration paid or to be paid, including the amount of any mortgage or deed of trust outstanding, the said party of the first part does grant and convey unto the party of the second part in fee simple all that property situate in Baltimore County, State of Maryland, described as:

      All of that certain lot or parcel of land, together with all improvements thereon, located and being in the County of Baltimore, State of Maryland, and more particularly described as follows:

                       SEE EXHIBIT "A" ATTACHED HERETO

      Subject to covenants, easements and restrictions of record.

TO HAVE AND TO HOLD said land and premises above described or mentioned and hereby intended to be conveyed, together with the buildings and improvements thereupon erected, made or being, and all and every title, right, privileges, appurtenances and advantages thereunto belonging, or in anywise appertaining, unto and for the proper use only, benefit and behoove forever of said property of the second part in fee simple.

Being the same property conveyed to the party of the first part by deed recorded in Liber
       folio             among the said Land Records.

AND said party of the first part does hereby covenant to warrant specially the property hereby conveyed.

IN WITNESS WHEREOF the said party of the first part has hereunto set its hand and seal on the day and year first hereinbefore written.

                                    SELLER:

                                    RANDALLSTOWN CARRIAGE HILL ASSOCIATES

                                    BY:   PAINE WEBBER INCOME PROPERTIES FIVE
                                          LIMITED PARTNERSHIP

                                          BY:   Fifth Income Properties Fund,
                                                Inc., Managing General Partner

                                                BY:  /s/ Rock M. D'Errico
                                                     --------------------
                                                      Name: Rock M. D'Errico
                                                      Title: Vice President

                                    BY:   JBG/CARRIAGE HILL VILLAGE LIMITED
                                          PARTNERSHIP

                                          BY:   JBG Real Estate Associates
                                                IV, Inc., General Partner


                                                BY:   /s/ Benjamin R. Jacobs
                                                      ----------------------
                                                      Name:Benjamin R. Jacobs
                                                      Title: President


                                    CASTLE VENTURES LIMITED


                                          By:  /s/ Gary Milius
                                               ---------------
                                               President


I certify that this instrument was prepared under the supervision of the undersigned, an attorney duly admitted to practice before the Court of Appeals of Maryland.

                           CARRIAGE HILL APARTMENTS
                            RANDALLSTOWN, MARYLAND


                          BILL OF SALE AND ASSIGNMENT

      THIS BILL OF SALE AND ASSIGNMENT (this "Bill of Sale and Assignment") is executed as of the 16th day of September, 1998, by Randallstown Carriage Hill Associates, a Maryland general partnership ("Seller"), in favor of Castle Ventures Limited, a New York corporation ("Purchaser").


      In  exchange   for  Ten  Dollars   ($10)  and  other  good  and   valuable
consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

      1. Real Property. The "Real Property" shall mean the real property located in Randallstown, Maryland, commonly known as "Carriage Hill Apartments."

      2. Personal Property. The "Personal Property" shall mean those certain articles of personal property of every kind or description now or hereafter in or on the Land or the improvements contained thereon to the extent owned by Seller. Seller hereby assigns all of Seller's right, title and interest, if any, to the Personal Property to Purchaser.

      3. Contracts and Leases. Seller hereby assigns to Purchaser all of Seller's right, title and interest in and to all contracts for goods and services rendered in connection with the ownership, operation, management and leasing of the Real Property (the "Contracts") and all leases, occupancy agreements, licenses and other agreements for the use or occupancy of any portion of the Real Property (the "Leases"). Seller agrees to promptly remit to Purchaser any rents under the Leases which it receives after the date hereof for the period after the date hereof. Purchaser hereby assumes all the liabilities and agrees to perform all of the obligations of the Seller from and after the date hereof pursuant to the Leases and Contracts.

      4. As Is. The Personal Property is sold, transferred and delivered by Seller and hereby accepted by Purchaser in its current "as is" condition, without any warranties, covenants or representations by Seller. Without limiting the generality of the foregoing, the Personal Property is transferred, sold and delivered without any express or implied warranty of merchantability or fitness.

5. Power and Authority. Seller represents and warrants to Purchaser that it is fully empowered and authorized to execute and deliver this Bill of Sale and Assignment, and the individuals signing this Bill of Sale and Assignment on behalf of Seller each represents and warrants to Purchaser that he or she is fully empowered and authorized to do so.

      6. Counterparts. This Bill of Sale and Assignment may be executed in multiple counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.

      IN WITNESS WHEREOF, Seller and Purchaser have executed this Bill of Sale and Assignment the day and year first above written.

                                    SELLER:

                                    RANDALLSTOWN CARRIAGE HILL ASSOCIATES


                                    BY:   PAINE WEBBER INCOME PROPERTIES FIVE
                                          LIMITED PARTNERSHIP

                                          BY:   Fifth Income Properties Fund,
                                                Inc., Managing General Partner

                                                BY:  /s/ Rock M. D'Errico
                                                     --------------------
                                                      Name: Rock M. D'Errico
                                                      Title: Vice President

                                    BY:   JBG/CARRIAGE HILL VILLAGE LIMITED
                                          PARTNERSHIP

                                          BY:   JBG Real Estate Associates
                                                IV, Inc., General Partner


                                                BY:   /s/ Benjamin R. Jacobs
                                                      ----------------------
                                                      Name:Benjamin R. Jacobs
                                                      Title: President


                                    CASTLE VENTURES LIMITED


                                          By:  /s/ Gary Milius
                                               ---------------
                                               President

                                Closing Statement

                       CASTLE VENTURES, LTD. AND COMPANY MOTORS CORP.
                                Acquisition from
                   RANDALLSTOWN CARRIAGE HILL AND SIGNATURE PARTNERS, LLC
              CARRIAGE HILL APARTMENTS (and adjoining land), RANDALLSTOWN, MD
                              Closing Date: September 16 ,1998

Funds Due to Seller
---------------------------------------------------------------------------------------

Purchase Price                                                          $37,350,000.00

Deductions

      Assumed Debt                                $27,298,492.24
      Total Deductions                                                 ($27,298,492.24)

Seller's Credits
      See attached                                                       $1,168,345.89

Gross Funds Due To Seller                                               $11,219,853.65
                                                                        --------------
Seller's Disbursements
      Mortgage Assumption Fee                             P.O.C.
      Transfer Tax                                   $500,000.00
      Insignia/ESG Capital Advisors Commission       $255,500.00
      Escrow Charges                                   $1,250.00

      Total Seller's Disbursements                   $756,750.00          ($756,750.00)


Net Funds Due To Seller                                                 $10,463,103.65
                                                                        --------------
Funds Due From Buyer

Purchase Price                                                          $37,350,000.00

Deductions
      Deposit                                        $100,000.00
      Assumed Debt                                $27,298,492.24
                                                  --------------
      Total Deductions                            $27,398,492.24       ($27,398,492.24)

Additions
      Net Credit to Seller                         $1,168,345.89
      Gross Transfer Tax                             $933,750.00
      less Seller Payment                           ($500,000.00)
      Title Premium                                   $69,035.00
      Escrow Charges                                     $750.00
      Recording Charges                                  $400.00
      Local Searches                                   $2,000.00
      National Coordination Fee                       $2,000.00
                                                      ---------
      Total Additions                              $1,676,280.89         $1,676,280.89

Net Funds Due From Buyer                                                $11,627,788.65
                                                                        --------------

SELLER: RANDALLSTOWN CARRIAGE HILL ASSOCIATES

By:   /s/ Rock M. D'Errico
      --------------------
      Rock M. D'Errico

SELLER: SIGNATURE PARTNERS, LLC

By:   /s/ Rock M. D'Errico
      --------------------
      Rock M. D'Errico

BUYER: CASTLE VENTURES LIMITED

By:   /s/ Gary Milius
      ---------------
      Gary Milius

BUYER: COMPANY MOTORS CORP.

By:   /s/ Gary Milius
      ---------------
      Gary Milius